Exhibit 10.32

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) is made as of January 5, 2016, by and between Spark Therapeutics, Inc., a Delaware corporation with its principal place of business at 3737 Market Street, Suite 1300, Philadelphia, PA 19104 (the “Company”), and Jeffrey D. Marrazzo (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive have entered into an Amended and Restated Employment Agreement (the “Agreement”) dated January 16, 2015;

WHEREAS, the Company and the Executive now wish to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Section 7(d)(i) is hereby deleted and replaced in its entirety by the following:

(i)	continue to pay to the Executive the Base Salary for a period of eighteen (18) months thereafter, in accordance with the Company’s regularly established payroll procedures;

2.	Section 7(d)(iv) is hereby deleted and replaced in its entirety by the following:

(iv)
for a period of eighteen (18) months following the Executive’s termination date, and provided the Executive is eligible for and timely elects to continue receiving group medical insurance pursuant to COBRA (Consolidated Omnibus Budget Reconciliation act), continue to pay the share of the premium for health coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage (“COBRA Continuation”). Notwithstanding the foregoing, if for any reason such benefits cannot be provided through the Company’s group or other plans, the Company shall reimburse the Executive for the Executive’s reasonable cost of obtaining equivalent benefits, such reimbursements to be made on the same schedule as the COBRA contributions otherwise would have been paid. At the end of such eighteen (18) month period, the Executive shall be entitled to such rights as the Executive may have to continue health insurance coverage at the Executive’s sole expense as are then accorded under COBRA, for the remainder of the COBRA coverage period; and

3.	Section 7(e)(i) is hereby deleted and replaced in its entirety by the following:

(i)	continue to pay to the Executive the Base Salary for a period of twenty-four (24) months thereafter, in accordance with the Company’s regularly established payroll procedures;

4.Section 7(e)(iii) is hereby deleted and replaced in its entirety by the following:

(iii)	notwithstanding the requirement that the Executive be an active employee of the Company on December 31 of the Performance Year, pay to the Executive, in a single lump sum payment on the Payment Date a prorated portion of the Executive’s target Bonus for the Performance Year in which the termination occurs, irrespective of whether the performance goals applicable to such Bonus have been established or satisfied, such prorated portion to be calculated by multiplying the target Bonus for such Performance Year by the quotient obtained by dividing the number of months of the Performance Year during which the Executive has provided services to the Company by twelve (12); plus provide for the payment of an amount equal to two (2) times the Executive’s target Bonus for the Performance Year in which the termination occurs, irrespective of whether the performance goals applicable to such Bonus have been established or satisfied, in a single lump sum payment on the Payment Date;

5.Except as expressly amended hereby, all terms of the Agreement shall remain unchanged and in full force and effect.

6.The Agreement, as supplemented and modified by this Amendment, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

7.This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without reference to the conflict of laws provisions thereof).

9.Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement, as amended hereby.

IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the day and year first above written.

SPARK THERAPEUTICS, INC.

By:    _/s/ Joseph W. La Barge____________
Name:     Joseph W. La Barge

Title:	General Counsel & Head of Business Development

EXECUTIVE

__/s/ Jeffrey D. Marrazzo_____________
Jeffrey D. Marrazzo